Nationwide
MICRO FINANCE LIMITED
A Passion for growth in business

October 26, 2016

The Chairman &CEO
AmericaTowne Inc.
4700 Homewood Court
Suite 100 Raleigh
North Carolina 27609

Dear Alton Perkins

Re: 25% Stake in Nationwide Microfinance Limited
We write to confirm that as at October 26, 2016 your company has been allotted 500,000 shares of stock representing 25% stockholding in Nationwide Microfinance Limited Ghana.

Should you require any further information in the above subject matter, do not hesitate to contact the undersigned at your earliest possible time.

Yours sincerely

EXECUTIVE DIRECTOR
NATIONWIDE MICROFINANCE LTD
P. O. BOX: SD 131
STADIUM ACCRA

Edu-Quayson Joseph
(Executive Director)

P.O. Box 131, Stadium - Accra Tel: + 233(0)302976636 +233(0)268022548 +233(0)202761840 +233(0)303201781 +233(0)332090071 +233(0)303960839
Email: info@nfsghana.com | Website: www.nfsghana.com